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                                                                    EXHIBIT 3.89

                            CERTIFICATE OF AMENDMENT
                                       TO
                  AMENDED AND RESTATED CERTIFICATE OF FORMATION
                                       OF
                     CCFC II EQUIPMENT FINANCE HOLDINGS, LLC

      CCFC II Equipment Finance Holdings, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the "Company"), does hereby certify:

      1.    The name of the Company is CCFC II Equipment Finance Holdings, LLC.

      2. The Amended and Restated Certificate of Formation of the Company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:

            "1. The name of the limited liability company is CalGen Equipment Finance Holdings, LLC."

      IN WITNESS WHEREOF, the undersigned officer of the Company, has executed this Certificate of Amendment to Amended and Restated Certificate of Formation of the Company on this 17th day of February, 2004.

                                       By: /s/ Gustavo Grunbaum
                                           -------------------------------------
                                       Name: Gustavo Grunbaum
                                       Title: Assistant Secretary

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 05:55 PM 02/17/2004
                                                     FILED 05:55 PM 02/17/2004
                                                    SRV 040110742 - 3297900 FILE